Exhibit 10.1

                           SELECT COMFORT CORPORATION

                  EXECUTIVE TAX AND FINANCIAL PLANNING PROGRAM
                          (EFFECTIVE JANUARY 15, 2005)

SUMMARY

    * CEO eligible for up to $7,500 per year of approved executive tax and financial planning services.
    * Senior Vice Presidents eligible for up to $4,000 per year of approved executive tax and financial planning services.
    * Up to one-half of any unused allowance (excluding carryovers) may be carried forward and used in the following year. Any unused allowances remaining at the time an executive leaves the Company shall expire and will not be paid out.
    * Approved services include tax preparation and planning, financial planning, estate planning, employer stock and stock option planning and related legal fees. Money management fees and brokerage fees are not approved services.
    * All amounts will be considered taxable wages to executives and will not be "grossed up" for any resulting taxes.
    * Services must be performed and invoiced by December 15th of each year or they will be applied to the following year.


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